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                                                                    EXHIBIT 12.1

Correctional Properties Trust
Computation of Ratio of Earnings to Fixed Charges
(Dollars in Thousands)

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
                                                                                                            For the
                          Three                                                                              Period
                          Months           Three            Year             Year             Year         February 18,
                          Ended         Months Ended        Ended            Ended            Ended           1998 to
                         March 31,        March 31,      December 31,     December 31,     December 31,     December 31,
                           2002             2001             2001             2000             1999             1998
                          -------          -------          -------          -------          -------          -------
Net Income                $ 2,448          $ 2,112          $ 8,950          $ 8,444          $ 8,728          $ 5,386
Add:
Interest Expense            2,842            1,969           10,296            7,475            5,226              300
                          -------          -------          -------          -------          -------          -------
Total Earnings            $ 5,290          $ 4,081          $19,246          $15,919          $13,954          $ 5,686
                          =======          =======          =======          =======          =======          =======
Fixed Charges:
Interest Expense          $ 2,842          $ 1,969          $10,296          $ 7,475          $ 5,226          $   300
                          =======          =======          =======          =======          =======          =======
Ratio of
Earnings to
Fixed Charges                1.86             2.07             1.87             2.13             2.67            18.95
                          =======          =======          =======          =======          =======          =======

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